UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 27, 2012, Idenix Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company received verbal notice from the U.S. Food and Drug Administration (FDA) that a clinical hold has been placed on IDX19368, the Company’s next-generation nucleotide polymerase inhibitor under development for the treatment of hepatitis C virus (HCV) infection. This news follows an announcement that Idenix made on August 16, 2012 related to a partial clinical hold placed on IDX184, the Company’s lead nucleotide polymerase inhibitor also under development for the treatment of HCV.

The FDA verbally informed Idenix that it placed IDX19368 on clinical hold due to concerns related to the serious cardiac-related adverse events reported for HCV patients treated with BMS-986094, a nucleotide polymerase inhibitor previously under development by Bristol-Myers Squibb Company. To date, no patients have been exposed to IDX19368.

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: August 27, 2012	By:	/s/ Maria Stahl
Maria Stahl
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 27, 2012